Preliminary Proxy Materials
                               Dated March 1, 1995
                              Subject to Completion


                                  ALAMCO, INC.
             200 WEST MAIN STREET, CLARKSBURG, WEST VIRGINIA  26301
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1995
                             -----------------------


     The Annual Meeting of Stockholders of Alamco, Inc. (the "Company") will be held at the Bridgeport Country Club in Bridgeport, West Virginia, on Friday, May 12, 1995 at 10:00 a.m., E.D.T., for the following purposes:

     1. To elect two directors each to serve for a three year term expiring at the 1998 Annual Meeting of Stockholders;

     2. To amend the Alamco, Inc. 1992 Employees Stock Option Plan to increase the maximum number of shares of Common Stock to be issued under the Plan from 100,000 to 250,000 (the "Stock Option Plan Amendment");

     3. To approve and adopt an amendment to Article IV of the Certificate of Incorporation of the Company to increase the authorized capital of the Company from 8,500,000 shares to 16,000,000 shares, of which autho-rized Common Stock shall be increased from 7,500,000 shares, par value of $.10 per share, to 15,000,000 shares, par value of $.10 per share (the "Capital Stock Proposal"); and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     A Proxy Statement containing information for stockholders is attached hereto.

     Only holders of the Company's Common Stock of record at the close of business on March 24, 1995, will be entitled to notice of and to vote at the meeting and any and all adjournments thereof. A list of stockholders entitled to vote at the meeting will be available at the offices of the Company, 200 West Main Street, Clarksburg, West Virginia. Stockholders may examine this list during ordinary business hours in the 10-day period before the meeting. The list will also be available for inspection at the meeting.



                                        By order of the Board of Directors,

                                        Jane Merandi, Secretary


April 14, 1995


                                    IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECES-SARY EXPENSE.

                                TABLE OF CONTENTS

                                                                            PAGE

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . 2


DIRECTORS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . 3
  Committees of the Board   . . . . . . . . . . . . . . . . . . . . . . . 4
  Directors' Compensation   . . . . . . . . . . . . . . . . . . . . . . . 5
  Compensation Committee Interlocks   . . . . . . . . . . . . . . . . . . 6


THE STOCK OPTION PLAN AMENDMENT . . . . . . . . . . . . . . . . . . . . . 6
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Reasons for the Plan Amendment  . . . . . . . . . . . . . . . . . . . . 6
  Description of the Plan as Amended  . . . . . . . . . . . . . . . . . . 7
  Certain Federal Income Tax Consequences   . . . . . . . . . . . . . . . 8
     Incentive Stock Options  . . . . . . . . . . . . . . . . . . . . . . 8
     Nonqualified Stock Options   . . . . . . . . . . . . . . . . . . . . 8
  Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . . 9


THE CAPITAL STOCK PROPOSAL  . . . . . . . . . . . . . . . . . . . . . . . 9
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Increase in Authorized Capital  . . . . . . . . . . . . . . . . . . .  10
  Possible Anti-takeover Effects  . . . . . . . . . . . . . . . . . . .  10
  Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . .  12


EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . .  12
  Summary Compensation Table    . . . . . . . . . . . . . . . . . . . .  13
  Option Grants Table   . . . . . . . . . . . . . . . . . . . . . . . .  14
  Option Exercises and Year-End Value Table   . . . . . . . . . . . . .  15
  Report of the Compensation Committee  . . . . . . . . . . . . . . . .  15
  Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . .  17
  Stockholder Return Performance Presentation   . . . . . . . . . . . .  18


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Security Ownership of Management  . . . . . . . . . . . . . . . . . .  19
  Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . .  19
  Compliance with Section 16 of the Exchange Act  . . . . . . . . . . .  19
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS  . . . . . . . . . . .  20


SUBMISSION DATE FOR STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  20


OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20






                                  ALAMCO, INC.
             200 WEST MAIN STREET, CLARKSBURG, WEST VIRGINIA  26301
                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1995
                             -----------------------

                               GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of Proxies on behalf of the Board of Directors of Alamco, Inc. (the "Company") of holders of the Company's Common Stock, par value $0.10 per share (the "Common Stock") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, May 12, 1995, and at any and all adjournments thereof. The approxi-mate date on which this Proxy Statement and the enclosed form of Proxy will first be sent to stockholders is on or about April 14, 1995.

     At the Meeting, the Company's stockholders will be asked: (1) to elect two directors to serve for a three year term expiring at the 1998 Annual Meeting of Stockholders; (2) to amend the Alamco, Inc. 1992 Employees Stock Option Plan to increase the maximum number of shares of Common Stock to be issued under the Plan from 100,000 to 250,000 (the "Stock Option Plan Amendment"); (3) to approve and adopt an amendment to Article IV of the Certificate of Incorporation of the Company to increase the authorized capital of the Company from 8,500,000 shares to 16,000,000 shares, of which authorized Common Stock shall be increased from 7,500,000 shares, par value of $.10 per share to 15,000,000 shares, par value of $.10 per share (the "Capital Stock Proposal"); and (4) to transact such other business as may properly be brought before the Meeting or any adjournment or adjournments thereof.

     Only holders of record of the Company's Common Stock as of the close of business on March 24, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. On that date there were ________________ shares of Common Stock of the Company outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum.

     When the enclosed Proxy is executed, dated, and returned prior to the date of the Meeting, the shares represented thereby will be voted by the persons named as Proxies in accordance with the stockholder's directions. If no choice is specified, the Proxy will be voted FOR the election of the nominees listed, FOR the Stock Option Plan Amendment and FOR the Capital Stock Proposal. Shares represented by Proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes. Broker's shares held in "street name" and not voted by them will not be counted in tabulating votes, although if such shares are represented at the Meeting, they will be counted for quorum purposes.

     Any stockholder may revoke his or her Proxy at any time prior to its use at the Meeting by giving written notice to the Secretary of the Company at the above address, or by signing and delivering to the above address a Proxy bearing a later date. Attendance at the Meeting will not have the effect of revoking a Proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Company at any time prior to the voting of the Proxy.

     The cost of solicitation of the enclosed Proxy will be borne by the Company. Solicitation of the Proxies may be made personally, or by mail, telephone, or telegraph, by regularly employed officers and employees of the Company (who will not be specifically compensated for such services). The Company has also retained Chemical Bank to assist in the solicitation of Proxies. The Company anticipates that the assistance provided by Chemical Bank will cost approximately $5,000. The Company will reimburse banks, brokerage

Financial\2-Proxy.95

firms and others for reasonable expenses incurred in forwarding solicitation materials to beneficial owners of shares.

     The Company's 1994 Annual Report on Form 10-K is being mailed to stock-holders concurrently with these proxy materials. Stockholders who wish to receive additional copies of the Company's 1994 Annual Report may do so by making a written request to the Company directed to the attention of the Secretary of Alamco, Inc., P. O. Box 1740, Clarksburg, West Virginia 26302-1740.

                              ELECTION OF DIRECTORS

     Pursuant to the Certificate of Incorporation, the Board of Directors is divided into three classes, each consisting of one-third of such directors, as nearly as possible. The number of directors has been set at six, and at each annual meeting of stockholders, one class of directors is elected for a term of three years. The Executive Committee of the Board of Directors has recommended to the Board and the Board has nominated James B. Gehr and Robert S. Maust for election for a term of three years, to hold office until the 1998 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Both Messrs. Gehr and Maust are current members of the Board of Directors whose terms expire at the Meeting.

     Unless the Company receives instructions to the contrary, the enclosed Proxy, properly executed and returned, will be voted FOR the two above-named nominees. The management of the Company is not aware of any circumstances that would preclude the nominees from serving if elected. However, should any nominee become unable or unwilling to serve as a director prior to the Meeting, all Proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend in his place, unless the Board of Directors shall reduce the number of directors by the number of such nominees so unable or unwilling to serve.

     If a quorum is present, the directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. Stockholders of the Company do not vote cumulatively in the election of directors.

     Information regarding the nominees and the other continuing directors is set forth below:



                                                    DIRECTORS OF THE COMPANY
                                                                                  Shares of Common
                                                                  For a Term     Stock Beneficially          Percent of
                Name and                            Director      to Expire        Owned (As of          Common Stock (as of
         Principal Occupation<F1>          Age        Since           In           March 1, 1995)          March 1, 1995)

  James B. Gehr                             64        1972           1998             63,253<F2><F3>          _______%
    President of Natural Gas
    Resources (a private
    corporation engaged in
    acquisition of oil and
    gas properties); and
    oil and gas consultant

  Robert S. Maust                           57        1987           1998             23,092<F3><F4>          _______%
    Chairperson,
    Dept. of Accounting,
    College of Business and
    Economics,
    West Virginia University

Financial\2-Proxy.95

  James H. Weber                            61        1993           1997                3,923                _______%
    Business and Financial
    Consultant and Former
    Executive Partner for
    Coopers & Lybrand<5>

  Richard R. Hoffman                        44        1988           1997              74,010<F7>             _______%
    Executive Vice President
    and Chief Operating
    Officer of the
    Company<6>

  Stephen L. Barr                           43        1989           1996               9,960<F3>             _______%
    Managing Director
    Chemical Securities, Inc.
    Houston, Texas
  John L. Schwager                          46        1986           1996             146,219<F8>             _______%
    Chief Executive Officer
    and President of the
    Company

</End Table>

     *    Denotes less than 1% ownership interest.

- - - ------------------

    <F1>  Except as otherwise indicated, each nominee and director has held the principal occupation listed by his name during the last five years.

    <F2>  The shares beneficially owned by Mr. Gehr include 120 shares held by his wife.

    <F3>  Shares beneficially owned by Messrs. Gehr, Maust and Barr include
          1,200 shares, 2,000 shares and 1,200 shares, respectively, which each such director has the right to acquire upon the exercise of stock options under the Alamco, Inc. 1982 Outside Directors' Stock
          Option Plan. The per share average exercise price of such options held by Messrs. Gehr, Maust and Barr are $3.67, $3.325 and $3.67, respectively. Such options have expiration dates ranging from November 7, 1997 to November 7, 2001. See "DIRECTOR'S OF THE
          COMPANY - DIRECTOR'S COMPENSATION STOCK OPTIONS".

    <F4>  The shares beneficially owned by Mr. Maust include 1,200 shares held as joint tenant with his wife, Brenda, 100 shares held in trust with Mr. Maust as the trustee and as to which Mr. Maust has sole voting control, and 1,000 shares held in trust for Mr. Maust's son, Jason, as to which Mr. Maust has sole voting control.

    <F5>  Mr. Weber, elected as a Director in December 1993, retired from
          Coopers & Lybrand accounting firm in 1993 as Executive Partner, and has been serving as a business and financial consultant since then.
          From 1976 to 1989 he served as Managing Partner of the Pittsburgh, Pennsylvania office for Coopers & Lybrand.

    <F6>  Prior to being elected on December 13, 1990 as the Company's Execu-
          tive Vice President and Chief Operating Officer, Mr. Hoffman served as Senior Vice President, Exploration and Production from
          November 1988 through December 1990.

    <F7>  The number of shares of Common Stock beneficially owned by Mr.
          Hoffman includes 71,833 shares which he has the right to acquire upon the exercise of currently exercisable stock options and 2,177

Financial\2-Proxy.95

          shares that have been allocated to his account under the Alamco, Inc. Employee Savings and Protection Plan.

    <F8>  The number of shares of Common Stock beneficially owned by Mr.
          Schwager includes 91,233 shares which he has the right to acquire upon the exercise of currently exercisable stock options, 120 shares held jointly with his wife, Carol, and 3,766 shares that have been allocated to his account under the Alamco, Inc. Employee
          Savings and Protection Plan.



    Mr. Claron Dawson, a director of the Company since 1981, retired from the Board in May 1994.

    During 1994, there were seven meetings of the Board of Directors. All incumbent members of the Board of Directors attended at least seventy-five percent of the meetings held by the Board of Directors and the committees of the Board of Directors of which they were members.

    There is no family relationship among the directors and executive officers of the Company.


COMMITTEES OF THE BOARD

          At present, the standing committees of the Board of Directors consist of the Executive Committee, the Audit Committee and the Compensation Committee.
The Executive Committee held one meeting during 1994.  Its members are John L.
Schwager (Chairman), Robert S. Maust and Stephen L. Barr.  The functions performed by the Executive Committee include handling important Board matters that arise between Board meetings, serving as the Board's direct link to senior management on important issues requiring close Board attention and recommending
to the Board nominations for election to the Board.   The Executive Committee,
with the exception of Mr. Schwager, also conducts searches for new directors.

          The Audit Committee held four meetings in 1994. Its members are Robert S. Maust (Chairman), James B. Gehr, Stephen L. Barr and James H. Weber.
The functions performed by the Audit Committee include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent public accountants the results of all audits upon their completion, annually selecting and recommending independent public accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company.

     The Compensation Committee held three meetings in 1994. Its members are James B. Gehr (Chairman) and James H. Weber. The functions performed by the
Compensation Committee include recommending to the Board compensation levels of senior management, working with senior management on benefit and compensation programs for Company employees and monitoring local and national compensation trends to ensure that the Company's compensation program is competitive locally and within the oil and gas industry.


DIRECTORS' COMPENSATION


       STANDARD ARRANGEMENTS. For 1994, Directors who were employees of the Company received the same fees as those Directors who were neither officers nor employees of the Company (the "Outside Directors"). During 1994, all Directors were entitled to receive an annual fee of $12,000, a fee of $500 per Board or Committee meeting attended ($250 if attended via telephonic conference), as well

Financial\2-Proxy.95

as reimbursement for all expenses incurred in connection with Company business.
An increase in meeting fees from $500 to $750 was approved by the Board to be effective January 1, 1995.  Additionally, Outside Directors serving on the
Executive Committee received an annual fee of  $1,500 and Mr. Maust received an additional annual fee of $1,500 as chairman of the Audit Committee.  Mr.
Schwager received an annual fee of $15,000 for acting as Chairman of the Board.
See "EXECUTIVE COMPENSATION   EMPLOYMENT AGREEMENTS".  By electing to do so
prior to the end of the year in which fees are earned, Outside Directors may defer receipt of their fees until termination of their services as a director.

       OTHER ARRANGEMENTS.  The Alamco, Inc. 1992 Equity Compensation Plan for
Outside Directors (the "1992 Outside Directors' Plan") became effective on
March 20, 1992, after stockholder approval was given on May 8, 1992.  The 1992
Outside Directors' Plan provides that up to 75,000 shares of Common Stock may be issued thereunder. At December 31, 1994, the number of shares available for issuance was 58,574 shares. Under the 1992 Outside Directors' Plan, each
Outside Director automatically receives fifty percent of his annual fee (exclu-sive of fees for attending meetings of the Board or any Committee thereof) (the
"Annual Retainer") in the form of Common Stock.  Additionally, each Outside
Director may elect to receive any or all of the remaining cash balance of his Annual Retainer in the form of Common Stock, provided that he notifies the Secretary of the Company in writing of such election on or before the last day of December of the prior year. For 1994, Mr. Maust elected to receive sixty-five percent (65%) of his total Annual Retainer in Common Stock and Mr. Barr elected to receive seventy-five percent (75%) of his total Annual Retainer in Common Stock.

       The total number of shares of Common Stock issued to an Outside Director pursuant to the 1992 Outside Directors' Plan is determined by dividing the dollar amount of the Outside Director's Annual Retainer that is to be paid in
Common Stock by the "Fair Market Value" of a share of Common Stock.  For the purposes of the 1992 Outside Directors' Plan, Fair Market Value means the closing price of the Common Stock as reported on the American Stock Exchange on
July 1 (or if not a trading day the next preceding day on which there was a sale of Common Stock) for the Annual Term for which the Annual Retainer is due and payable.  "Annual Term" means the period of time from the date of an Annual
Meeting of the Company's Stockholders in one year to the day before the date of the Annual Meeting of the Company's Stockholders in the following year.
Fractional shares of Common Stock will not be issued.  Cash equal to the Fair
Market Value of such fractional share will be paid in lieu thereof.   The shares
of Common Stock issuable to an Outside Director pursuant to the 1992 Outside
Directors' Plan will be issued and any remaining cash portion of the Annual
Retainer will be paid to such Outside Director on July 1 of each year, or if not a business day, the next succeeding business day.

       An Outside Director who is elected at an Annual Meeting of Stockholders of the Company to serve on the Board of Directors for the first time will receive fifty percent of his Annual Retainer in the form of Common Stock and the remaining fifty percent in cash.

       STOCK OPTIONS.  With the exception of Mr. Weber, each of the existing
Outside Directors has the right to acquire shares of Common Stock upon the exercise of stock options under the Alamco, Inc. 1982 Outside Directors' Stock
Option Plan. While no further options are available for grant, existing options have expiration dates ranging from November 7, 1997, to November 7, 2001.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Gehr, Chairman of the Compensation Committee, is a former officer of the Company. Mr. Gehr resigned as President of the Company on January 1, 1987.

                           STOCK OPTION PLAN AMENDMENT


Financial\2-Proxy.95

GENERAL

       The Alamco, Inc. 1992 Employees Stock Option Plan (the "Plan") was adopted by the Company's Board of Directors on March 20, 1992, and approved by the Stockholders on May 8, 1992. As originally adopted, the Plan provided for 100,000 shares as the maximum number of shares available to be issued pursuant to all grants of options (the "Options") made under the Plan. Such shares may be from the Company's authorized and unissued shares of Common Stock and/or treasury shares. As of March 1, 1995, Options to purchase 72,000 shares had been granted to various officers and key management employees of the Company, leaving only 28,000 shares available for issuance under the Plan. Therefore, the Board on March 24, 1995, unanimously agreed to amend the Plan by increasing the maximum number of shares available for issuance under in the Plan by 150,000 shares to a total of 250,000 shares of Common Stock. In order to ensure that the Plan continues to comply with Section 162(m) of the Internal Revenue Code, the Board also approved the establishment of a 150,000 share maximum on the amount of Options that may be awarded to an employee in any calendar year.

REASONS FOR THE PLAN AMENDMENT

       The Board of Directors believes that the Amendment will allow the Board the flexibility to continue providing incentives to officers and key management employees of the Company on a tax-efficient basis by enabling such employees to participate in the long-term growth of the Company.

       The Company recognizes the importance of continuing to attract and retain employees with the requisite degree of training, experience and ability, and of stimulating the active interest of these persons in the continued development and success of the Company. The Board of Directors believes that the Plan will accomplish that objective by encouraging a sense of proprietorship and loyalty in persons whose services are particularly valuable to the Company. In the opinion of the Board of Directors, the award of compensation in the form of stock options is a valuable tool in attracting and motivating qualified employ-ees, and the interest of the Company and its stockholders is thereby advanced.
The Board also believes it is important to comply in most circumstances with the deduction limitations of Section 162(m) of the Internal Revenue Code by struc-turing options as "performance-based compensation".

DESCRIPTION OF THE PLAN AS AMENDED

       The Plan, administered by the Compensation Committee of the Company's
Board of Directors (the "Committee"), provides for Options to be available for grant to certain officers (including members of the Board of Directors who are
employees of the Company) and key management employees of the Company.   These
Options are granted at the discretion of the Committee and may be either
Incentive Stock Options within the meaning of Section 422 of the Internal
Revenue Code ("ISOs"), or Nonqualified Stock Options ("NSOs"), or a combination thereof.  In addition to determining the employees who are eligible and whether an Option will be an NSO or an ISO, under the Plan the Committee designates the number of shares covered by the Option, the date of the grant, the time and conditions of the exercise of each Option, and the amounts, if any, of any additional compensation (described below) which may be paid under the Plan.

       In order to ensure compliance with Section 162(m) of the Internal Revenue
Code, the maximum number of shares which will be awarded under the Plan to any employee in a given calendar year will be 150,000 shares of Common Stock.

       The exercise price of Options granted under the Plan shall be equal to one hundred percent (100%) of the fair market value per share of the Common
Stock on the date of the granting of the Option except with respect to ISOs granted to a ten percent (10%) stockholder of the Company, in which case the exercise price must not be less than one hundred ten percent (110%) of the fair market value. The exercise price of the Option is payable in cash, upon exercise, or may be paid with shares of Common Stock, under certain conditions.

Financial\2-Proxy.95

       The Plan provides for Options to be exercisable after the expiration of six months from the date of grant, or later as determined by the Committee, and until an optionee ceases to be an employee (Options remain exercisable for 30 days after the date the optionee ceases to be an employee to the extent the Options are exercisable on the termination date) or until the expiration date.
Options shall expire under the terms of the Plan no later than the tenth anniversary of the date the Option is granted. Additionally, Options granted under the Plan are not assignable or transferrable, except by will or under the laws of descent and distribution.

       Under certain conditions, if the Company shall effect a merger, consoli-dation or other reorganization, the Company shall use its best efforts to provide for optionees to have the right to purchase the kind and number of shares which he or she would have the right to purchase immediately prior to the effective date of such event (including shares which relate to an Option not yet exercisable). However, in the event that such plan or agreement does not grant the optionee such right within ten (10) days preceding the effective date of such merger, consolidation or other reorganization, all exercisable Options will continue to be exercisable upon their terms, and all Options not yet exercisable shall become immediately exercisable at the exercise price set forth therein.

       Unless the applicable Option Agreement provides otherwise, if an optionee exercises an Option, in whole or in part, and as a direct result thereof he or she is deemed under the applicable federal or state income tax law to have realized taxable ordinary compensation income, the Company shall pay in cash to such optionee or such other person, as additional compensation for the optionee-
's services, an amount equal to the lesser of (a) the sum of (i) the amount by which the state and federal income tax liability of the Company shall be reduced in any taxable year as a direct result of the allowance of a deduction on account of the exercise of the Option in whole or in part and (ii) the amount by which the federal and state income tax liability of the Company shall be reduced in any taxable year on account of the making of such cash payment to such optionee and (b) an amount which, after the application of federal and state income taxes to such cash payment, equals the additional federal and state income tax payable by such optionee on account of his or her exercise of the Option.

       The Plan may be terminated or amended at any time by the Board of Directors except that stockholder approval is required if the amendment would
(i) increase the maximum number of shares available for issuance, (ii) change the designation of persons eligible to receive Options or (iii) change the exercise price at which shares may be sold. The Plan shall terminate March 20, 2002, unless terminated prior thereto by action of the Board. No further grants shall be made from the Plan after termination; provided, however, that termina-tion shall not affect the right of any optionee with respect to grants made prior to termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       INCENTIVE STOCK OPTIONS. An optionee will not, under current federal income tax laws, realize any taxable income upon the grant or the exercise of an ISO. However, some optionees may be subject to the "alternative minimum tax" and the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will generally be added to the optionee's income for purposes of calculating his or her alternative minimum taxable income.

       The federal income tax consequences to an optionee who sells Common Stock acquired by exercise of an ISO will depend on whether the optionee has met two holding period requirements. These holding periods are: (1) two years from the date the ISO was granted and (2) one year from the date that the optionee exercises the ISO. If the optionee sells Common Stock acquired by exercise of an ISO and satisfies both of these holding periods, the optionee will recognize


Financial\2-Proxy.95

long-term capital gain (or loss) equal to the difference between the optionee's tax basis in the Common Stock and the amount realized on the disposition.

       If shares of Common Stock acquired upon exercise of an ISO are disposed of before the expiration of both of these holding periods, the optionee may realize ordinary income in the year of such disposition. The amount of the ordinary income realized will generally be equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date (or, if such shares are subject to restrictions on the date of exercise, the date such restrictions lapse) over the exercise price paid, or (ii) the amount of gain realized on the disposition. Any additional gain recognized upon such disposition will be taxed as either long-term or short-term capital gain, depending on whether the applicable gain holding period has been satisfied.

       NON-QUALIFIED STOCK OPTIONS. An optionee will not, under current laws, realize any taxable income upon the grant of a NSO. Upon exercise of the NSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will constitute compensation income to the optionee in the year of exercise and will be subjected to tax at ordinary income tax rates. If the optionee thereafter sells the shares, the difference between any amount realized on such sale and the fair market value of the shares at the time of exercise will be taxed as capital gain or loss, which will be short-term or long-term, depending on the length of time the optionee held the shares before sale.

       The Company will be entitled to a deduction for federal income tax purposes in the same year in which the optionee recognized ordinary income with respect to an Option. The Company's deduction will equal the amount the optionee recognizes as income. The Company may satisfy any federal, state or local withholding tax requirements by withholding appropriate amounts from the optionee or by requiring the optionee to remit to the Company an amount suffi-cient to satisfy such withholding obligations.

VOTE REQUIRED

       Approval of the Stock Option Plan Amendment requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or by proxy at the Meeting.

BOARD RECOMMENDATION

       The Board of Directors has unanimously approved the Stock Option Plan
Amendment, amending the 1992 Alamco, Inc. Employees Stock Option Plan and recommends that the Company's stockholders vote FOR the approval of the Stock
Option Plan Amendment.


                           THE CAPITAL STOCK PROPOSAL


GENERAL

       The Board of Directors, on March 24, 1995, unanimously approved the amendment of, and recommends to the stockholders of the Company the approval and adoption of, a proposal (the "Capital Stock Proposal") to amend the Company's
Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized capital of the Company from eight million five hundred (8,500,00-
0) shares to sixteen million (16,000,000) shares, of which authorized Common
Stock shall be increased from seven million five hundred (7,500,000) shares to fifteen million (15,000,000) shares. The Capital Stock Proposal will not effect a change in the authorized Preferred Stock of the Company. The Capital Stock
Proposal may be deemed to have an anti-takeover effect as described more fully under "Possible Anti-Takeover Effects". If the Capital Stock Proposal is


Financial\2-Proxy.95

approved, the first paragraph of Article IV of the Certificate will be amended and restated to read in its entirety as follows:


                                   ARTICLE IV.

                                  Capital Stock

          The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is sixteen million (16,0-
       00,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock with a par value of ten cents ($0.10) per share, and of which one million (1,000,000) shares shall be Preferred Stock with a par value of One Dollar ($1.00) per share, and the shares of Common Stock and Preferred Stock are expressly authorized to be issued by the Board of Directors from time to time in one or more classes of stock, voting or non-voting, or in one or more series of stock within any class thereof, and the Board of Directors is expressly authorized to determine, in a resolution providing for the issuance of any class or series of Common
       Stock or Preferred Stock, the designations, preferences, dividend rate, redemption provisions, sinking fund provisions, rights on liquidation or dissolution, voting power, conversion rights, and other preferences and relative, participating, option or other special rights and qualifica-tions or restrictions, of shares of such class or series not fixed and determined by the Certificate of Incorporation."

       In addition, no change shall be effected by the Capital Stock Proposal to the Company's Certificate of Designations, Preferences and Rights of Series A
Preferred Stock as filed with the Secretary of State of the State of Delaware on December 2, 1994.

INCREASE IN AUTHORIZED CAPITAL

       The Company's Certificate of Incorporation presently authorizes the issuance of up to seven million five hundred (7,500,000) shares of Common Stock.
As of March 1, 1995, there were _________________ shares of Common Stock issued and outstanding (exclusive of _________ shares held by the Company as treasury shares). In addition, there were five hundred twenty thousand two hundred
(520,200) shares of Common Stock reserved for issuance under various employee incentive compensation plans and sixty two thousand nine hundred seventy four
(62,974) shares of Common Stock reserved for issuance under compensation and option plans for outside directors. Accordingly, there are only _______________ authorized shares of Common Stock unissued and not reserved for future issuance.

       The Company's Board of Directors believes that the proposed amendment to
Article IV of the Certificate of Incorporation to increase the authorized Common
Stock will provide the Company with an adequate supply of shares available for general corporate purposes. If approved by the stockholders of the Company, such additional authorized shares would be available for issuance without further stockholder approval. The Board of Directors considers the proposed increase in authorized Common Stock desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity in connection with financings, possible future acquisitions, and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance.
Such additional shares could also be issued in a public offering or privately placed in order to raise capital for various purposes. The rules of the American Stock Exchange, Inc. (the "AMEX"), the exchange on which the Common
Stock is listed, may, however, require stockholder approval in certain circum-stances prior to the sale or issuance of additional shares of Common Stock.
While the AMEX does not require stockholder approval as a prerequisite to approval of applications to list additional shares to be issued in a public offering, the AMEX does require stockholder approval to list additional shares

Financial\2-Proxy.95

to be issued in connection with transactions such as those (1) involving the acquisition of the stock or assets of another company where the present or potential issuance of Common Stock, or securities convertible into Common Stock, could result in an increase in outstanding common shares of twenty percent (20%) or more, and (2) involving the sale or issuance by the Company of Common Stock
(or securities convertible into Common Stock) equal to twenty percent (20%) or more of presently outstanding Common Stock for less than the greater of book value or market value.

       Currently, the Company is not engaged in any negotiations concerning the issuance of any shares of Common Stock, nor are there any plans, commitments, agreements or understandings relating to the issuance of any additional shares of Common Stock except as described herein under the "Stock Option Plan Amend-ment" and the Rights Agreement described below. The timing of the actual issu-ance of additional shares will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors.

       While the Board of Directors is of the opinion that the proposed amend-ment is in the best interests of the Company and its stockholders, the Board recognizes that the amendment may have some disadvantages to the stockholders.
The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and in the voting power of existing holders of Common Stock.


POSSIBLE ANTI-TAKEOVER EFFECTS

       The primary purpose of the Capital Stock Proposal is to provide the Company with the flexibility to raise additional capital from the sale of shares of Common Stock and to take advantage of possible future opportunities for which the issuance of additional shares of Common Stock may be deemed advisable without the delay and expense incident to calling a special meeting of the Company's stockholders in any case in which such a meeting would not otherwise be required.

       The issuance of additional shares of Common Stock may be deemed to have an anti-takeover effect since such shares may be used, under certain circum-stances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized
Common Stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company, since the issuance of additional shares may be used to dilute such person's ownership of shares of the Company's voting stock.

       The Capital Stock Proposal has not been proposed as an anti-takeover measure nor is the Board of Directors aware of any offers to acquire control of the Company. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company may result in stockhold-ers not being able to participate in any possible premiums which may be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

       The Company's Certificate of Incorporation and By-laws already contain certain provisions that may make more difficult a change in control of the Company not having the approval of the Board of Directors. The Certificate of Incorporation currently authorizes the Board of Directors to issue up to one million (1,000,000) shares of Preferred Stock without further action, authori-zation or approval of the Company's stockholders of such Preferred Stock. Of such Preferred Stock, 100,000 shares have been designated as Series A Preferred
Stock and may be issued upon certain events described in the Company's Rights
Agreement with Chemical Bank.  Such Rights Agreement may be deemed to have an

Financial\2-Proxy.95

anti-takeover effect by making it more difficult to effect a change in control of the Company without obtaining the approval of the Board of Directors. Such issuance, however, may be subject to certain AMEX rules. Additionally, the Certificate of Incorporation provides for "blank check" common and preferred stock which may be divided into series without specified designations and issued by the Board of Directors.

       The Certificate of Incorporation also specifies that the Board of Directors shall be divided into three (3) classes, each class being elected for a term of three years expiring at successive yearly intervals. Any vacancies in the Board of Directors shall only be filled by a vote of two-thirds of the remaining Board as set forth in the Certificate of Incorporation. Further, the Certificate of Incorporation provides that a decrease in the number of directors will not shorten the term of any incumbent. As to voting provisions, the Certificate of Incorporation specifies that stockholder action may only be taken at a meeting of the stockholders unless otherwise provided for in the By-laws.
The By-laws specifically deny the power of stockholders to consent in writing, without a meeting, to the taking of any action. Finally, the Certificate of Incorporation requires a super majority vote by the holders of two-thirds of the outstanding shares of Common Stock to amend or repeal the provisions in the Certificate relating to (1) stockholder action without a meeting, (2) the classified board of directors, and (3) the super majority voting provision itself.

       The By-laws of the Company provide that a special meeting of stockholders may only be called by the President at the request in writing of a majority of the Board of Directors or at the request in writing of a majority of the holders of two-thirds of the issued and outstanding capital stock entitled to vote at such a meeting. According to the By-laws, for a stockholders meeting, the holders of a majority of the issued and outstanding capital stock entitled to vote at the meeting shall constitute a quorum. In order for a stockholder to propose nominations for directors, the By-laws require specific steps to be followed, as discussed in "Submission Date for Stockholder Proposals and Director Nominations".

       The By-laws further provide that the number of directors may be increased or decreased by one within any twelve (12) month period by the affirmative vote of the majority of the Board of Directors or by more than one with the affirma-tive vote of at least two-thirds of the Board. In order for officers to be removed, the By-laws require a removal with cause to be voted in the affirmative by a majority of the whole Board of Directors, or without cause, an affirmative vote of at least one-third of the whole Board is required.

       The By-laws also require the affirmative vote of two-thirds of the Board to amend the By-law provisions relating to (1) special meetings of stockholders,
(2) stockholder action without a meeting, (3) director nominations, (4) number of directors, (5) removal of officers, and (6) certain By-law amendments.

       Additionally, certain transactions with the Company may be subject to
Section 203 of the Delaware General Corporation Law, which regulates certain
"business combinations" with "interested stockholders".

       Any new shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding, and would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate.

       The Company intends to file a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which integrates into a single instrument all of the provisions of its Certificate of Incorporation which are in effect and operative and have been previously filed.

VOTE REQUIRED


Financial\2-Proxy.95

       An affirmative vote of the holders of a majority of the outstanding
Common Stock entitled to vote at the Annual Meeting is required to adopt the
Capital Stock Proposal.   Accordingly, abstentions and broker non-votes will be
counted as negative votes and could have a significant effect on the outcome of this proposal.  Proxies solicited by the Board will be voted in favor of the adoption of the Capital Stock Proposal to amend Article IV of the Certificate of
Incorporation unless otherwise indicated thereon.

BOARD RECOMMENDATION

       The Board of Directors unanimously recommends a vote FOR adoption of the Capital Stock Proposal to amend the Certificate of Incorporation to increase the capital of the Company.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief
Executive Officer ("CEO") of the Company and by each other executive officer of the Company whose total salary and bonus exceeded $100,000 in 1994.



                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION

                                                                                                   Long-Term
                                                                                 Other            Compensation             All
           Name and                                                              Annual              Awards               Other
           Principal                         Salary            Bonus          Compensation                            Compensation
                                                                                                    Options
           Position              Year          ($)              ($)               ($)                                      ($)
                                                                                                      (#)

  John L. Schwager               1994        146,000<F1>       30,000<F2>         31,250<F3>            7,900<F4>         6,123<F5>
   President and                 1993        169,000           30,000<F6>         16,367<F7>          100,000             8,523<F5>
   Chief Executive     Offi-     1992        163,000           30,000<F6>                                                 7,786<F5>
  cer
  Richard R. Hoffman             1994         90,000<F8>       20,000              16,000<F9>         100,000             4,989<F10>
   Executive Vice                1993         97,000           20,000                                                     4,919<F10>
   President and                 1992         92,000           22,000                                                     4,487<F10>
   Chief Operating     Offi-
  cer

- - - -----------------------

<F1>   The Schwager Employment Agreement (as hereinafter defined) provided for a base salary of $138,000 for 1994, and a minimum of $168,500 for 1995 and 1996, as well as certain Company-provided benefits. See "EXECUTIVE
       COMPENSATION   EMPLOYMENT AGREEMENTS".

<F2>   Mr. Schwager was granted a $30,000 bonus for the Company's 1994 perfor-
       mance, $7,400 of which was paid on December 31, 1994, $7,600 of which was paid on January 15, 1995, and $15,000 of which will be paid on October 15, 1995.

<F3>   Director's fees as follows:  $12,000 annual retainer; $15,000 chairman fees, and; $4,250 meeting fees.


Financial\2-Proxy.95

<F4>   These options were nonqualifed stock options which replaced incentive stock options with the same number of shares and the same material terms.

<F5>   The 1994 amount includes contributions made by the Company, as well as reallocated forfeitures, under the Alamco, Inc. Employee Savings and Protection Plan (the "401(k) Plan") of $2,495 in cash and 539 shares of Common Stock. The 1993 amount includes contributions made by the Company under such plan of $2,428 in cash and 979 shares of Common Stock. The 1992 amount includes contributions made by the Company under such plan of $2,182 in cash and 1,148 shares of Common Stock.

<F6>   On June 15, 1993, and November 1, 1992, Mr. Schwager was granted bonuses of $30,000 each, triggered by the market price of the Company's Common Stock averaging $6.00 per share and $5.00 per share, respectively, over a
       60 consecutive trading day period.  See "EXECUTIVE COMPENSATION   EMPLOY-
       MENT AGREEMENTS".

<F7>   The Company paid additional compensation of $16,367 to Mr. Schwager in
       July 1993 upon his exercise of certain stock options under the terms of the Stock Option Agreement dated May 12, 1988 as reimbursement for increased income taxes based on the amount by which the tax liability of the Company was reduced.

<F8>   In 1994, the Hoffman Employment Agreement (as hereinafter defined)
       provided for a base salary of $83,000 and certain other Company-provided cash benefits. In December 1994, the Board elected to increase his base
       salary to $100,500 for 1995.  See "EXECUTIVE COMPENSATION   EMPLOYMENT
       AGREEMENTS".

<F9>   $12,000 annual retainer and $4,000 in meeting fees for Director's compen-
       sation.

<F10>  The 1994 amount includes $2,329 in cash and 395 shares of Common Stock contributed by the Company as well as reallocated forfeitures under the 401(k) Plan. The 1993 amount includes contributions made by the Company under such plan of $1,895 in cash and 485 shares of Common Stock. The 1992 amount includes $1,470 in cash and 618 shares of Common Stock.

</END TABLE>

The Company has no long-term incentive compensation plan involving the award of restricted stock or options that are subject to performance-based conditions.

OPTION GRANTS TABLE

    The following table sets forth those stock options granted by the Company in
1994 to the CEO.   The Company did not grant any stock options to the other
named executive officer, nor did it grant any stock appreciation rights.

















Financial\2-Proxy.95

                               OPTION GRANTS TABLE


                                                       OPTION GRANTS IN 1994
                                                                                          Potential Realizable Value at
                                                                                          Assumed Rates of Stock Price
                                                                                                Appreciation for
                                            Individual Grants                                      Option Term<F1>

                                             % of Total
                                               Options
                              Options        Granted to         Exercise or
                              Granted       Employees in        Base Price        Expiration
           Name                 (#)          Fiscal Year         ($/Share)           Date             5% ($)     10% ($)

  John L. Schwager           7,900<F2>           17%               $2.50           12/30/95         $31,057     $33,476

- - - -------------------------

<F1>   The product of (a) the difference between:  (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate compounded annually over the term of the option; and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end.

<F2>   These stock options were granted as replacement options for those options granted December 31, 1985, which replacements provided for the same number of shares, the same exercise price and the same expiration date; however, the new options are nonqualified stock options and are replacing incentive stock options. See "EXECUTIVE
       COMPENSATION   REPORT OF THE COMPENSATION COMMITTEE".


OPTION EXERCISES AND YEAR-END VALUE TABLE

          The following table sets forth information concerning the exercise of stock options during 1994 by the Company's CEO and the other named executive officer of the Company, and the year-end value of unexercised options held by these persons.

                           YEAR-END OPTION VALUE TABLE

                                           AGGREGATED OPTION VALUES FOR 1994 YEAR-END

                                                                                                            Value of
                                                                                   Number of               Unexercised
                                                                                  Unexercised             In-the-Money
                                                                                  Options at               Options at
                                                                                   FY-End (#)              FY-End ($)

                                       Shares                                       Shares                  Shares
                                       Acquired                                   Exercisable/           Exercisable/
              Name                 On Exercise (#)     Value Realized ($)        Unexercisable        Unexercisable<F1>

  John L. Schwager                       -0-                   -0-               91,233/66,667         $151,554/(41,667)
  Richard R. Hoffman                     -0-                   -0-               71,833/66,667         $102,354/(41,667)
</END TABLE>
- - - -----------------------


Financial\2-Proxy.95

<F1>   For all unexercised options held as of December 31, 1994, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. On December 30, 1994, the closing sales price of the Common Stock was $6.125 per share. These values are shown separately for those options that were exercisable and those options that were not yet exercisable on December 31, 1994.



Report of the Compensation Committee

    The Compensation Committee has prepared the following report in accordance with the disclosure rules relating to executive compensation. This report does not constitute soliciting materials nor is it filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Further, this information is excluded from, and is not to be considered as incorporated by reference into, any of the Company's prior or future filings under the Exchange Act or Securities Act of 1933, as amended (the "Securities
Act").

TO:    The Board of Directors

       As members of the Compensation Committee (the "Committee"), it is our duty to administer the Company's various incentive plans, including the Alamco
401(k) Plan and the Alamco, Inc. 1992 Employees Stock Option Plan. The Commit-tee ensures that such plans are competitive and that they serve to attract and retain those employees who contribute significantly to the profitability of the Company and maximize stockholder value. We also review the performance and compensation levels of the Chief Executive Officer ("CEO") and the other three executive officers of the Company, consulting with the other Outside Directors on these matters.

     The Committee is responsible for ensuring that executive compensation is based on an evaluation of individual and corporate performance. The Committee believes that compensation should vary with performance and should be driven by the long-term interests of the stockholders. The Committee's basic strategic compensation principles are as follows:

     * Compensation at all levels should be competitive with comparable organi-zations and should reward performance and contribution to the Company.

     * As employees assume greater responsibilities, a larger proportion of their total compensation will be incentive compensation (both short and long-term), influenced by the growth in the value of the Company's Common
       Stock, as well as other financial measures.

     * Stock options are an effective way to align the interests of employees and stockholders and to encourage optionees to think and act like owners.

     * The benefits package for executives should be competitive and will be designed to encourage career commitment to the Company.

     Compensation paid to Mr. Schwager, the President and CEO of the Company, is based on a number of different factors, including: the assets, earnings and stock appreciation of the Company; the degree of attainment of targeted goals of the Company, and; a comparison of the Company with other similarly situated entities in the oil and gas industry. The Committee's judgment is based on its assessment of the Company's overall performance, rather than any formula or weighting of any particular performance measures. Some of the specific factors considered by the Committee include the increase in revenues; the successful completion of strategic acquisitions, and; the significant increase in reserves.
Each year, comparisons are made of the salaries and stock ownership of the CEO and the Chief Operating Officer ("COO") as well as the Company's operating

Financial\2-Proxy.95

performance with the same data from a peer group of similarly situated gas and oil companies to assist in determining what compensation adjustments, if any, need to be made. The peer group used for compensation purposes is not the same peer group which is used in the performance graph; however, certain of the companies are included in both groups.

     Mr. Schwager's base salary for 1994 ($138,000) was based primarily on his rights under the December 17, 1992 employment agreement with the Company, as amended, as more fully described below (the "Schwager Employment Agreement").
Mr. Schwager also received $16,250 in director's annual and meeting fees and $15,000 for acting as chairman of the Board of Directors. In addition to his base salary, a $30,000 incentive bonus was awarded to Mr. Schwager in December
1994, based on the Company's positive financial performance for 1994, $7,400 of which was paid to him on December 31, 1994, with the balance to be paid during 1995.

     The Committee recommended that employees of the Company who had incentive stock options be permitted to exchange those options for nonqualified stock options containing all of the same terms (term, expiration date, exercise price). In addition to certain other key employees of the Company, Mr. Schwager elected to convert 7,900 shares of Common Stock under this plan (see Option
Grant Table). The Committee also recommended that certain key managerial employees be granted options in the aggregate of 18,500 shares of Common Stock under the 1992 Employees Stock Option Plan. The Committee decided that no new stock options should be granted to the Company's executives, pending a more thorough comparative analysis of other peer companies in the industry.

     The Committee recommended a revision to the terms of the Schwager Employ-ment Agreement after careful consideration of Mr. Schwager's 1992 Employment
Agreement and a comparison of compensation and benefit levels provided by other similar entities, and consultation with outside counsel. The Committee believes that its actions taken in regard to Mr. Schwager's compensation have been prudent, considering Mr. Schwager's effective leadership in improving the financial condition, enhancing oil and gas operations and increasing the reserve base of the Company which the Committee believes should have the effect of improving stockholder value over the long term.

     The compensation paid to the three other executive officers of the Company
is based on factors similar to those stated above for the CEO.   The Committee
evaluates the executive's performance, employment agreements and the overall performance of the Company in terms of sales, reserves, assets, earnings, and stock appreciation when approving compensation.  In 1994, the Committee recom-
mended and the Board approved cash bonuses totalling $32,000 for these three executive officers ($20,000 payable to the Executive Vice President and COO in two installments and $6,000 payable each to the Vice President and Controller and the Vice President,  Administration and Legal Affairs in two installments).
The Committee's actions were taken on the basis of the officers' positive performance reviews made by the CEO of qualitative factors, as well as meeting various financial and production targets, positive results from drilling and production activities and the overall operations of the Company.

     The Committee approved Company contributions to the 401(k) Plan of $38,477 in cash and 10,370 shares of Common Stock.

                              COMPENSATION COMMITTEE
                              James B. Gehr, Chairman
                              James H. Weber

EMPLOYMENT AGREEMENTS

     The Company and Mr. Schwager entered into an employment agreement dated as of December 17, 1992, and amended on January 1, 1994, and thereafter revised in an Employment Agreement effective January 1, 1995 (the "Schwager Employment


Financial\2-Proxy.95

Agreement") providing for Mr. Schwager's employment as President and Chief
Executive Officer.

     Effective January 1, 1995, the Committee recommended, and the entire Board approved, a revised Employment Agreement between Mr. Schwager and the Company.
This entitles Mr. Schwager to a minimum annual base salary of $168,500, plus director and chairman fees, subject to yearly renewals and adjustments. The
Company will also pay an incentive cash bonus under the Schwager Employment
Agreement of $30,000 should the average trading price of the Company's Common
Stock equal or exceed $7.00 per share for a 60-day period, with additional bonuses of $30,000 to be paid for each $1.00 incremental increase in the trading price above $7.00 for a similar period.

     Additionally, the Schwager Employment Agreement was revised to provide
Mr. Schwager, in the event of a discharge without cause or his resignation for good reason (which includes, among others, a "change of control" or a signifi-cant asset sale), payment for accrued obligations, payment equal to three times the highest annual rate of base salary in effect during the past twenty-four months, insurance coverage for three years, or two times the cash equivalence of such coverage for a three year period, and full vesting and exercisability of all existing stock options. In the event of a discharge for cause or Mr.
Schwager's resignation without good reason, none of the aforementioned benefits are available, except payment of accrued obligations by the Company. The
Schwager Employment Agreement was also revised to provide for payment of Mr.
Schwager's base salary for eight months, reduced by any disability benefits, in the case of disability.

     Unless otherwise agreed to by the Board, the Schwager Employment Agreement prohibits Mr. Schwager from engaging in any business competitive with the Company's oil and gas business from the date of his termination with the Company for a period of one year.

     The Company and Richard R. Hoffman entered into an employment agreement dated as of July 1, 1991, as amended on January 1, 1994, and thereafter revised on January 1, 1995 (the "Hoffman Employment Agreement") providing for Mr.
Hoffman's employment as Chief Operating Officer.  Under the Hoffman Employment
Agreement, Mr. Hoffman's base salary was set at $83,000 for 1994, plus the same annual and meeting fees as those paid to outside Directors, or $16,000 for 1994.
Effective January 1, 1995, Mr. Hoffman will receive an annual base salary of $100,500, plus certain perquisites and director fees. Additionally, under the Hoffman Employment Agreement, Mr. Hoffman is entitled to an amount equal to $24,750 plus one and one-half times his annual base salary in effect at that time in the event Mr. Hoffman's employment is terminated without cause, or he is reassigned to a position which is not of comparable executive status, or in the event of a "change in control" of the Company and Mr. Hoffman chooses to terminate his employment with the Company. Unless the Board otherwise provides, the Hoffman Employment Agreement prohibits Mr. Hoffman from engaging in any business competitive with the Company's oil and gas business from the date of his termination with the Company for one year.


STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a comparison of the annual percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the American Stock Exchange Market Value Index and the American Stock Exchange Natural Resources Group Index for a period of five fiscal years commencing December 31, 1989 and ending December 31, 1994. The market indices chosen by the Company for comparison purposes are not the same group of companies used by the Compensation Committee for comparison purposes of executive compensation; however, some of the companies are included in both groups. In accordance with the rules of the Securities and Exchange Commission, this presentation shall not be incorporated by reference into any of the Company's prior or future filings under the Exchange Act or the Securities Act.

Financial\2-Proxy.95



                                                                                        AMEX Natural Res.
            Date                  Alamco, Inc.<F1>         AMEX Market Value<F1>            <F1><F2>
  12/31/89                      100                         100                        100

  12/31/90                       60                          81.5                       83.3

  12/31/91                       47.5                       104.5                       64.9
  12/31/92                      100                         105.6                       63.7

  12/31/93                      137.5                       126.2                       78.8

  12/31/94                      122.5                       114.7                       78
</END TABLE>
- - - -------------------------

     <F1>   Source - American Stock Exchange.

     <F2>   Based on $100 being invested on December 31, 1989, in each of the
            Company's Common Stock and the presented Indices, including rein-vestment of dividends.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF MANAGEMENT

     As a group, the directors and executive officers of the Company (8 persons) beneficially owned _______ shares of Common Stock or a total of ____ percent of the outstanding voting securities of the Company as of the Record Date. Such ownership includes _______ shares that the directors and officers have the right to acquire, within sixty days of the Record Date, upon the exercise of stock options.

     In addition to Messrs. Schwager and Hoffman, this group includes Mr. Steven
E. May and Ms. Bridget D. Furbee. Mr. May has held the office of Vice President and Controller of the Company since December 13, 1990. Previously, Mr. May served as Manager of Financial Planning and later as Assistant Controller. Ms.
Furbee was elected Vice President, Administration and Legal Affairs in May 1994.
Prior to that, Ms. Furbee served as Gas Marketing/Office Administrator Manager and later as Manager, Gas Marketing and Legal Affairs.

     For information regarding security ownership of the CEO and the other named executive officer, individual directors and nominees, see "DIRECTORS OF THE
COMPANY".

PRINCIPAL STOCKHOLDERS

     To the knowledge of the Company, Breau Capital Management, Inc., FMR
Corporation and The Guardian Life Insurance Co. of America are the only entities which owned of record or beneficially more than five percent of the outstanding
Common Stock as of the Record Date. The following table indicates the benefi-cial ownership of Breau Capital Management, Inc. as of January 18, 1995, based on information contained in its 13G filing as of that date, the beneficial ownership of FMR Corporation as of February 13, 1995, based on information contained in its 13G filing as of that date, and the beneficial ownership of The
Guardian Life Insurance Co. of America as of February 10, 1995, based on information contained in its 13G filing as of that date.



Financial\2-Proxy.95




                                                                         Amount and
                                                                          Nature of
     Title of                  Name and Address of                       Beneficial           Percent of
       Class                     Beneficial Owner                        Ownership              Class
   Common Stock    Breau Capital Management, Inc.                       300,000 shares           ___
                   Watermill Center
                   800 South Street
                   Waltham, MA   02154

   Common Stock    FMR Corp.                                            409,200 shares           ___
                   82 Devonshire Street
                   Boston, MA  02109

   Common Stock    The Guardian Life Insurance<F1>                      285,000 shares<F1>       ___
                     Company of America
                   201 Park Ave. South
                   New York, NY  10003
</END TABLE>
- - - -------------------------

     <F1>   This Company has sole voting power over all shares; however, 40,000 shares have shared voting and dispositive powers with The Guardian Employe-
     e's Incentive Savings Plan and shared voting and dispositive powers of
     25,000 shares with The Guardian Life Insurance Company of America Master
     Pension Trust.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock
Exchange. Officers, directors and holders of more than 10% of the Common Stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Secretary of the Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the Common Stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

     Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 1994, all Section 16(a) filing require-ments applicable to its directors, officers and greater than 10% beneficial owners were met.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors retained the accounting firm of Coopers & Lybrand as the Company's independent public accountants for 1994 and 1995. Representatives of Coopers & Lybrand are expected to attend the Meeting, will have the opportu-nity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                   SUBMISSION DATE FOR STOCKHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

     Stockholder proposals for the 1996 Annual Meeting of Stockholders must be received at the Company's main office in Clarksburg, West Virginia, no later than December 14, 1995.



Financial\2-Proxy.95

     In addition, the Company's By-laws provide that nominations for election as a director may be made by any stockholder entitled to vote for the election of directors. Advance written notice of such proposed nomination must be received by the Secretary of the Company by certified mail no later than (i) 90 days prior to the anniversary of the previous year's Annual Meeting of Stockholders, or (ii) with respect to an election to be held at a Special Meeting of Stock-holders or at an Annual Meeting that is held more than 70 days prior to the anniversary of the previous year's annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. A copy of the applicable By-law provision may be obtained, without charge, by written request to the Secretary of the Company at its main office.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter which may be presented for action at the Meeting other than matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is intended that the enclosed
Proxy will be voted with respect thereto in accordance with the judgment of the persons named in said Proxy.

                                   By order of the Board of Directors,

                                   Jane Merandi, Secretary
April 14, 1995

                             YOUR VOTE IS IMPORTANT!

      PLEASE SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below   / /

     WITHHOLD AUTHORITY             / /
     (except as marked to the contrary below) to vote for all nominees listed below:


                       Term expiring 1998:      James B. Gehr

                       Term expiring 1998:      Robert S. Maust


    INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.

                       / / James B. Gehr        / / Robert S. Maust

2. THE CAPITAL STOCK PROPOSAL: Approval of the proposal to amend Article IV of the Company's Certificate of Incorporation to increase the number of autho-rized capital of the Company from 8,500,000 shares to 16,000,000 shares, of which authorized Common Stock shall be increased from 7,500,000 shares, par value of $.10 per share to 15,000,000 shares, par value of $.10 per share

          / / For            / / Against         / / Abstain


3.  THE STOCK OPTION PLAN AMENDMENT:  Approval to amend the Alamco, Inc. 1992
    Employees Stock Option Plan to increase the maximum number of shares of Common Stock to be issued under the Plan from 100,000 to 250,000.

          / / For            / / Against         / / Abstain


Financial\2-Proxy.95


Dated . . . . . . . . . . . .  1995          . . . . . . . . . . . . . . . .
                                            Signature


                                            . . . . . . . . . . . . . . . . .
                                            Signature if held jointly

          Please sign exactly as name appears on this proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     (over)

PROXY

                                  ALAMCO, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _______________ and _________________, and each of them, with power to act without the other and with full power of substitu-tion, as Proxies and hereby authorizes them to represent and to vote all the shares of Common Stock of Alamco, Inc. held of record by the undersigned on the close of business on March 24, 1995, at the Annual Meeting of Stockholders to be held on May 12, 1995, and at any adjournment or adjournments thereof (a) in the manner designated on the reverse side, and (b) in their discretion, upon other business as may properly come before the meeting or any adjournment or adjourn-ments thereof.



PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.




























Financial\2-Proxy.95


